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As filed with the Securities and Exchange Commission on December 12, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHIRE PHARMACEUTICALS GROUP PLC
(Exact name of registrant as specified in its charter)

ENGLAND AND WALES (State or other jurisdiction of incorporation or organization)	98-0359573 (I.R.S. Employer Identification No.)
HAMPSHIRE INTERNATIONAL BUSINESS PARK CHINEHAM, BASINGSTOKE HAMPSHIRE RG24 8EP ENGLAND (Address of Principal Executive Offices) (Zip Code)
THE SHIRE PHARMACEUTICALS 2003 DEFERRED BONUS PLAN (Full title of the plan)
WILLIAM A. NUERGE SHIRE US INC. ONE RIVERFRONT PLACE NEWPORT, KENTUCKY 41071 (Name and address of agent for service)
(859) 669-8000 (Telephone number, including area code, of agent for service)
With a copy to:
DAVID A. RIVERA KAYE SCHOLER LLP FIFTH FLOOR, 120 ALDERSGATE STREET LONDON EC1A 4JQ ENGLAND

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Ordinary Shares, nominal value 5 pence per Ordinary Share(1)	5,000,000	$8.5834	$42,917,000	$3,471.99

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1)
American Depositary Receipts evidencing American Depositary Shares deliverable on deposit of the Ordinary Shares, nominal value 5 pence per share (the "Ordinary Shares"), of Shire Pharmaceuticals Group plc ("Shire" or the "Registrant") have been registered pursuant to a separate Registration Statement on Form F-1 (Registration No. 333-8394) filed with the Securities and Exchange Commission (the "Commission"). Each American Depositary Share represents three Ordinary Shares.

(2)
The number of Ordinary Shares being registered represents the estimated maximum aggregate number deliverable to employees in the United States pursuant to the Shire Pharmaceuticals 2003 Deferred Bonus Plan (the "Plan").

  This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become deliverable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of the Registrant.

(3)
In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated pursuant to Rule 457(c). The translation of the average of the high and low Ordinary Share prices on December 10, 2003 on the London Stock Exchange from 4.9200 pounds Sterling into U.S. Dollars has been made at the noon buying rate on December 10, 2003 of £1=U.S.$1.7446. The resulting proposed maximum offering price per share, U.S.$8.5834, has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of U.S.$42,917,000.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the "Note" to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference and made a part hereof:

  (a)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as amended.

  (b)
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

  (c)
  Current Reports on Form 8-K filed on January 2, 7, 9, 21, 29, 31, February 10, 12, 24, 25, 27, March 3, 5, 10, 12, 19, 20, 21, April 8, 15, 17, 28, May 1, 8, 12, 15, 20, June 3, 4, 5, 6, 9, 10, 11, 12, 13, 17, 19, 20, 23, 24, 25, 26, 27, 30, July 15, 25, 30, 31, August 8, 12, September 3, 11, and October 22, 28, November 5, 19, 20, December 8 and December 9, 2003.

  (d)
  The description of the Registrant's Ordinary Shares contained in the Registrant's Current Report on Form 8-K filed with the Commission on May 15, 2001.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

        Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

        Pursuant to Paragraph 141 of the Articles of Association of the Registrant, every person who was or is a director, alternate director or secretary of the Registrant shall be indemnified out of the assets of the Registrant for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

        Under Section 310 of the Companies Act 1985 of Great Britain, the Registrant may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Registrant, except that under Section 310(3) of the Companies Act 1985, the Registrant is not prevented, inter alia, (a) from purchasing and maintaining for any such officer such insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.

        The Registrant maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers of Shire or its affiliated companies.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following documents are filed with or incorporated by reference into this Registration Statement.

Exhibit No.	Description
4.1	Form of Ordinary Share Certificate (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.2	Form of American Depositary Receipt Certificate (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.3	Memorandum and Articles of Association of the Registrant (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.4
Deposit Agreement among the Registrant and JP Morgan Chase Bank (f/k/a Morgan Guaranty Trust Company of New York), and Holders from time to time of Shire ADSs (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.5	The Shire Pharmaceuticals 2003 Deferred Bonus Plan.
5.1	Opinion of DLA as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, Chartered Accountants.
23.2	Consent of Raymond Chabot Grant Thornton, Chartered Accountants.
23.3	Consent of DLA (included in Exhibit 5.1).
24.1	Power of Attorney (is set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (a)   (1) To file, during any period in which offers or sales are being made, if applicable, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration II-3 statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basingstoke, England, on the 12th day of December, 2003.

SHIRE PHARMACEUTICALS GROUP PLC
By:	/s/ MATTHEW WILLIAM EMMENS Name: Matthew William Emmens Title: Chief Executive

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew William Emmens and Angus Charles Russell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Name and Signature	Title	Date

/s/ JAMES HENRY CAVANAUGH Dr. James Henry Cavanaugh	Non-executive Chairman	December 12, 2003
/s/ MATTHEW WILLIAM EMMENS Matthew William Emmens	Chief Executive	December 12, 2003
/s/ ANGUS CHARLES RUSSELL Angus Charles Russell	Group Finance Director	December 12, 2003
/s/ JOSEPH WILSON TOTTEN Dr. Joseph Wilson Totten	Group Research and Development Director	December 12, 2003
/s/ BARRY JOHN PRICE Dr. Barry John Price	Senior Non-executive Director	December 12, 2003

Ronald Maurice Nordmann	Non-executive Director
Hon. James Andrews Grant	Non-executive Director
Robin William Turnbill Buchanan	Non-executive Director
David Mackney	Group Financial Controller
/s/ WILLIAM ALFRED NUERGE William Alfred Nuerge	Authorized Representative in the United States	December 12, 2003

        Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guernsey, on the 12th day of December, 2003.

THE SHIRE PHARMACEUTICALS 2003 DEFERRED BONUS PLAN

By: Towers Perrin Share Plan Services (Guernsey) Limited
By:	/s/ MICHAEL JOHN NEVILLE WILLIAMS Name: Michael John Neville Williams Title: Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Ordinary Share Certificate (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.2	Form of American Depositary Receipt Certificate (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.3	Memorandum and Articles of Association of the Registrant (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.4
Deposit Agreement among the Registrant and JP Morgan Chase Bank (f/k/a Morgan Guaranty Trust Company of New York), and Holders from time to time of Shire ADSs (incorporated by reference to the exhibits to our registration statement on Form F-1 (Registration No. 333-8394)).
4.5	The Shire Pharmaceuticals 2003 Deferred Bonus Plan.
5.1	Opinion of DLA as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, Chartered Accountants.
23.2	Consent of Raymond Chabot Grant Thornton, Chartered Accountants.
23.3	Consent of DLA (included in Exhibit 5.1).
24.1	Power of Attorney (is set forth on the signature page of this Registration Statement).

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PART I
PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings .
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX